UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

June 24, 2009

BIOPURE CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-15167	04-2836871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 HURLEY STREET

CAMBRIDGE, MA 02141

(Address of principal executive offices and zip code)

(617) 234-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(d))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 24, 2009, Biopure Corporation (the “Company”) received notice from The Nasdaq Stock Market (“Nasdaq”) stating that the Company no longer meets the minimum of $2,500,000 in stockholders’ equity for continued listing on the Nasdaq Capital Market under Marketplace Rule 5550(b)(1). This notification has no effect on the listing of the Company’s common stock at this time.

Under the Marketplace Rule 5810(c)(2)(C), the Company has 15 calendar days to submit a plan to regain compliance. If such plan is accepted, Nasdaq may grant an extension of up to 105 days from the date of notification to regain compliance. If the Company is unable to regain compliance its common stock will be delisted.

The Company does not currently intend to submit a plan to regain compliance.

On June 30, 2009, the Company issued a press release announcing its receipt of the Nasdaq’s notification. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by the Company on June 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPURE CORPORATION

Date: June 30, 2009	By:	/s/ Zafiris G. Zafirelis
Zafiris G. Zafirelis
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Biopure Corporation on June 30, 2009